EFFECTIVE AUGUST 23RD, 2004 UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2005

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 481-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a)	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

As previously reported on Form 8-K dated July 18, 2005, Kilroy Realty Corporation (the “Company”) determined that it did not correctly report preferred stock dividends in the calculation of income from continuing operations per common share and, as a result, will be restating the per share amounts for income from continuing operations, basic and diluted, included within the consolidated statements of operations in its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, September 30, 2004 and June 30, 2004. Following the identification of this error, the Company undertook additional quality assurance measures in connection with the preparation of its quarterly report, which have been incorporated into the Company’s disclosure controls and procedures. As a result of the additional quality assurance measures, the Company separately determined that two items within its Statements of Cash Flows in the same reports were not properly classified: (i) distributions to cumulative redeemable preferred unitholders which had been presented in the Company’s consolidated statements of cash flows as cash used in operating activities rather than in financing activities in accordance with Statement of Financial Accounting Standards No. 95 “Statement of Cash Flows” (“SFAS 95”), and (ii) capital expenditures for operating properties, development and redevelopment projects and undeveloped land which had been presented as cash used in investing activities on an accrual basis of accounting rather than the actual amounts paid for such expenditures in the statements of cash flows as required by SFAS 95, with a corresponding adjustment to cash provided from operating activities to reflect the associated increases and decreases in accounts payable, accrued expenses and other liabilities.

Accordingly, the Company will be filing amendments to its Annual Report on Form 10-K/A for the year ended December 31, 2004 and its Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2005 and September 30, 2004 (collectively, the “Amended Reports”) to restate the consolidated financial statements for these three items. These amendments have no impact on the Company’s reported income from continuing operations, net income, net income per share, funds from operations, funds from operations per share, funds available for distribution, the Company’s consolidated balance sheets or consolidated statements of stockholders’ equity or any of the Company’s reported financial ratios.

As a result of the restatements of the previously issued reports, the previously issued financial statements and related reports of independent registered accountants for the corresponding periods should no longer be relied upon. The Audit Committee of the Company’s Board of Directors and senior management of the Company have discussed these matters with the Company’s independent registered public accountants, Deloitte & Touche LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

Date: August 9, 2005	By	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President and Controller